Exhibit 99.2

NNNNNNNN N NNNNNN NNNNNN NNNNNNNNNNNN Lost Certificate Numbers Shares Lost Certificate Numbers Shares XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 Other Certificate Total 12345678901234 Total Certificated Shares 12345678901234 Shares Held in Book Entry by Us 12345678901234 Total Shares 12345678901234 You hold more than 10 certificates, not all certificates can be listed on this form. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 2 3 4 5 6 7 8 9 0 1 2 E X O T F 03IM5A C O Y C C L S Tax ID certification on file: <Certified Y/N> C 1234567890 J N T T O T AL SHARES 12345678901234 Step 2. Signatures : Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above. Signature of Owner Signature of Co - Owner (if more than one registered holder listed) Date (mm/dd/yyyy) .. + + YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS Our records indicate you currently hold Delta Bancshares Company (“Delta”) common stock that have not been converted to 55 . 1061 shares of First Mid Bancshares, Inc . (“First Mid”) common stock and $ 352 . 26 in cash per share of Delta common stock as a result of the acquisition of Delta by First Mid, effective [Date] . , 2021 . In order to receive your First Mid common stock, cash - in - lieu of a fractional share, and any future dividend or distributions the Board of Directors may declare with a record date after [Date] 2021 , and $ 352 . 26 in cash per share of Delta common stock, you MUST return these original certificates . Please note : If you also hold shares of Delta common stock in uncertificated form, they will be automatically exchanged upon the presentation of the below listed certificate(s), see “Shares Held in Book Entry by Us” below . To receive the new First Mid common shares, please follow the instructions below . Lost Certificates : If you cannot locate some or all of your certificates, read and complete the Lost Securities Affidavit on the back of this form and also mark the boxes below with an X corresponding for the certificate numbers you cannot locate . Step 1 . Your Delta common stock certificates : Locate and return the original certificate(s) listed below . Exchange Form - ACTION REQUIRED - The listed original certificates below MUST be returned with this Exchange Form Delta Bancshares Company Computershare Trust Company, N.A. 462 South Fourth Street, Suite 1600 Louisville, K Y 40202 Within US A , US territories & Canada 800 546 5141 Outside US A , US territories & Canada 781 575 2765 ww w .computershare.com

Additional Instructions for Completing the Exchange Form and Surrendering Certificates Delivery of Certificates : Your Delta common stock certificate(s) and this Exchange Form must be sent or delivered to Computershare . The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder . Delivery will be deemed effective only when received by Computershare . For your convenience, a return envelope is enclosed . Authorization and Registration : The signature(s) on the reverse side represents that you have full authority t surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances . Special Transfer Instructions : If you would like your First Mid common stock issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed . You may obtain transfer of ownership requirements and instructions from the internet at www . computershare . com or by calling Computershare at the number listed below . Tax Forms and Backup Withholding : If your taxpayer identification number (“TIN”) is not certified in our records, we have enclosed a Form W - 9 . If the payee is a “U . S . person” (as defined in the instructions to Form W - 9 ), follow the instructions on the enclosed Form W - 9 for completing and signing the form . If the payee is a not a U . S . person and the form W - 8 BEN applies to your situation, follow the instructions on the enclosed Form W - 8 BEN for completing and signing such form . If a different form applies to your situation within the IRS suite of W - 8 forms, refer to the IRS website for instructions on completing and signing such applicable form . Shares Los t Bond premiu m T ota l Premium Due T ota l Check (MINIMUM $20.00) Per shar e Amount Multiply the number of shares lost by the Liberty Mutual Insurance Company Bond premium noted above to calculate the premium you owe . If you have Lost Securities representing [TBD] or fewer shares, there is a minimum premium of $ 20 . 00 . There is also a processing fee of $ 80 . 00 . This premium is only valid until [DATE] . PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE INSURANCE SERVICES” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT . If your request is approved, Computershare Insurance Services will forward the Bond premium to Liberty Mutual Insurance Company . We cannot complete your exchange without a Surety Bond . NOTE : This premium is calculated based upon each lost share, not per each lost certificate . STEP 2. SIGNATURES OF OWNERS - all registered owners MUST sign below exactly as the name(s) appear on the front of this form If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $ 250 , 000 , please contact Computershare for additional instructions . ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME . Disclosure : Computershare Insurance Services is an insurance producer licensed in all states, is authorized by its license to sell insurance and obtain insurance for purchasers, among other activities, and is acting as the agent for and on behalf of Liberty Mutual Insurance Company in connection with the surety bond for which you are applying ("Surety Bond") . Computershare Insurance Services will be paid a commission equal to a percentage of the surety bond premium listed above by Liberty Mutual Insurance Company . As the Surety Bond purchaser, you may obtain information about compensation expected to be received by Computershare Insurance Services in connection with the Surety Bond, by requesting such information from Computershare Insurance Services . By signing below, [I]/[we] acknowledge the processing fee listed above and that [I]/[we] have read and understood the above disclosure . Signature of Owner Signature of Co - Owner, if any STEP 3. NOTARIZATION You must have your signature(s) notarized if you have lost more than [TBD] shares . State o f County of Notary Signature Printed Name o f Notary Sworn to an d subscribe d to m e this (date) (month/day / year) My commission Expires (date) (month/day/year) (Notary Seal) Enclose all original certificates in the envelope provided and send with completed form to Computershare. LOST CE R TIFIC A TE BOND ------------------- X ------------------- = -------------------------- + $80.0 0 processin g fee = -------------------------- PREMIUM CALCULATION: Lost Securities Affidavit IF YOU CANNOT LOCATE SOME OR ALL OF YOUR CERTIFICATE(S), PLEASE COMPLETE THE BELOW AFFIDAVIT LIBERTY MUTUAL INSURANCE COMPANY LOST SECURITIES AFFIDAVIT FOR ACCOUNTS WITH LESS THAN $250,000.00 IN MARKET VALUE By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form ; (b) I (we) reside at the address set forth on the front of this form ; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”) ; (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced ; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person ; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities ; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book - entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof ; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Liberty Mutual Insurance Company Bond No . 285055966 . The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Liberty Mutual Insurance Company of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Liberty Mutual Insurance Company, Computershare Inc . , Computershare Trust Company, N . A . and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Liberty Mutual Insurance Company’s assumption of liability under its bond described above . STEP 1 . CALCULATE LOST CERTIFICATE BOND PREMIUM - FEE MUST BE ENCLOSED [TBD] . By Mail: Computershare Computershare Trust Company, N.A. PO Box 505004 Louisville, KY 40233 - 5004 By Overnight Delivery: Computershare Computershare Trust Company, N.A. 462 South Fourth Street, Suite 1600 Louisville, KY 40202 For Assistance Please Call: Within USA, US territories & Canada: 1 - 800 - 546 - 5141 Outside USA, US territories & Canada: 1 - 781 - 575 - 2765